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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement of Data Processing Resources Corporation on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated March 11, 1996 on the financial statements of Leardata Info-Services, Inc. appearing in the Prospectus which is included in the Registration Statement on Form S-1, as amended of Data Processing Resources Corporation (No. 333-18719) declared effective on January 21, 1997 by the Securities and Exchange Commission and to the reference to us under the heading "Experts" in the Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas
January 21, 1997